Ex - 99.1

NVR, INC. ANNOUNCES THIRD QUARTER RESULTS

FOR IMMEDIATE RELEASE	Contact: Dan Malzahn Office: (703) 956-4204

RESTON, Va., Oct. 19 /PRNewswire-FirstCall/ -- NVR, Inc. (Amex: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced that diluted earnings per share for its third quarter ended September 30, 2007 decreased 22% and net income decreased 30% when compared to the 2006 third quarter. Net income for the 2007 third quarter was $91,113,000, $15.26 per diluted share, compared to net income of $129,333,000, $19.63 per diluted share, for the same period of 2006. The third quarter results were negatively impacted by land deposit impairments of approximately $96,500,000. These impairments lowered gross margins by 760 basis points and reduced diluted EPS by $9.88. Consolidated revenues for the third quarter of 2007 totaled $1,292,088,000, a 17% decrease from $1,553,411,000 for the comparable 2006 quarter. Due to the continued earnings decline resulting from the deterioration in market conditions and our expectation that market conditions will not improve in the near term, the Company determined that it is improbable that it will achieve the performance metric related to approximately 411,000 outstanding stock options. This determination resulted in the reversal of approximately $31,500,000 ($3.05 per diluted share) of pre-tax stock-based compensation costs recognized prior to the 2007 third quarter.

For the nine months ended September 30, 2007, consolidated revenues were $3,701,945,000, 18% lower than the $4,506,994,000 reported for the same period of 2006. Net income for the nine months ended September 30, 2007 was $266,681,000, a decrease of 41% when compared to the nine months ended September 30, 2006. Earnings per diluted share for the nine months ended September 30, 2007 was $42.25, a decrease of 37% from $67.23 per diluted share for the comparable period of 2006.

Homebuilding
New orders in the third quarter of 2007 increased 12% to 2,660 units, when compared to 2,378 units in the third quarter of 2006. The Company attributed this year over year new order growth, in part, to a weak 2006 third quarter. New order activity slowed significantly in August and September due to tightening in the credit markets. The average new order price in the third quarter of 2007 decreased 9% to $330,100 when compared to $362,500 in the third quarter of 2006. The cancellation rate in the quarter ended September 30, 2007 was 27% compared to 27% in the third quarter of 2006 and 16% in the second quarter of 2007. The Washington, D.C. cancellation rate in the quarter was 44% compared to 39% in the third quarter of 2006 and 21% in the second quarter of 2007.

Settlements decreased in the third quarter of 2007 to 3,476 units, 10% less than the same period of 2006. Homebuilding revenues for the three months ended September 30, 2007 totaled $1,270,471,000, 17% lower than the year earlier period. Income before tax from the homebuilding segment totaled $129,000,000 in the 2007 third quarter, a decrease of 34% when compared to the third quarter of the previous year. Gross profit margins decreased to 14.4% in the 2007 third quarter compared to 19.0% for the same period in 2006. The decline in gross profit margins is due to the previously mentioned land deposit impairments and continued pricing pressures. The Company's backlog of homes sold but not settled at the end of the 2007 quarter decreased on a unit basis by 4% to 7,071 units and 14% on a dollar basis to $2,695,591,000 when compared to the same period last year.

Mortgage Banking
Mortgage closed loan production of $793,749,000 for the three months ended September 30, 2007 was 20% lower than the same period last year. Operating income for the mortgage banking operations during the third quarter of 2007 decreased 3% to $16,814,000, when compared to $17,291,000 reported for the same period of 2006.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than those of historical facts included herein, including those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing by NVR and NVR's customers, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets and other factors over which NVR has little or no control. The Company has no obligation to update such forward-looking statements.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Homebuilding:
Revenues	$1,270,471	$1,528,964	$3,642,721	$4,435,503
Other income	4,209	3,238	16,425	8,248
Cost of sales	(1,087,399)	(1,238,671)	(3,002,746)	(3,403,893)
Selling, general and administrative	(54,906)	(95,574)	(253,510)	(329,131)
Operating income	132,375	197,957	402,890	710,727
Interest expense	(3,375)	(3,141)	(9,995)	(14,773)
Homebuilding income	129,000	194,816	392,895	695,954

Mortgage Banking:
Mortgage banking fees	21,617	24,447	59,224	71,491
Interest income	1,078	1,986	3,415	5,236
Other income	320	403	780	1,017
General and administrative	(6,001)	(8,847)	(24,278)	(27,867)
Interest expense	(200)	(698)	(513)	(2,619)
Mortgage banking income	16,814	17,291	38,628	47,258

Income before taxes	145,814	212,107	431,523	743,212

Income tax expense	(54,701)	(82,774)	(164,842)	(290,967)

Net income	$91,113	$129,333	$266,681	$452,245

Basic earnings per share	$17.25	$22.59	$48.35	$79.60

Diluted earnings per share	$15.26	$19.63	$42.25	$67.23

Basic average shares outstanding	5,283	5,725	5,516	5,682

Diluted average shares outstanding	5,969	6,588	6,312	6,727

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2007	December 31, 2006
	(unaudited)

ASSETS

Homebuilding:
Cash and cash equivalents	$314,364	$551,738
Receivables	17,666	12,213
Inventory:
Lots and housing units, covered under
sales agreements with customers	878,541	667,100
Unsold lots and housing units	93,940	58,248
Manufacturing materials and other	6,916	8,268
	979,397	733,616

Contract land deposits	237,868	402,170
Assets not owned, consolidated
per FIN 46R	203,782	276,419
Property, plant and equipment, net	34,582	40,430
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Goodwill and other indefinite and definite
life intangibles, net	11,816	11,936
Other assets	252,617	207,468

	2,093,672	2,277,570

Mortgage Banking:
Cash and cash equivalents	2,827	4,381
Mortgage loans held for sale, net	137,749	178,444
Property and equipment, net	941	1,168
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	4,138	4,898

	153,002	196,238

Total assets	$2,246,674	$2,473,808

 (Continued)

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)

	September 30, 2007	December 31, 2006
	(unaudited)

LIABILITIES AND SHAREHOLDERS’ EQUITY

Homebuilding:
Accounts payable	$266,362	$273,936
Accrued expenses and other liabilities	244,534	265,223
Liabilities related to assets not owned,
consolidated per FIN 46R	179,487	244,805
Customer deposits	174,324	165,354
Other term debt	2,888	3,080
Senior notes	200,000	200,000
	1,067,595	1,152,398
Mortgage Banking:
Accounts payable and other liabilities	15,354	15,784
Notes payable	111,647	153,552
	127,001	169,336

Total liabilities	1,194,596	1,321,734

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; 60,000,000 shares
authorized; 20,592,640 shares issued for both
September 30, 2007 and December 31, 2006	206	206
Additional paid-in capital	653,996	585,438
Deferred compensation trust - 516,044 and
547,911 shares of NVR, Inc. common stock for
September 30, 2007 and December 31, 2006,
respectively	(75,616)	(80,491)
Deferred compensation liability	75,616	80,491
Retained earnings	3,462,721	3,196,040
Less treasury stock at cost - 15,457,040 and
15,075,113 shares for September 30, 2007 and
December 31, 2006, respectively	(3,064,845)	(2,629,610)
Total shareholders’ equity	1,052,078	1,152,074
Total liabilities and shareholders’
equity	$2,246,674	$2,473,808

NVR, Inc.
Operating Activity
(unaudited)
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,061	1,128	4,785	4,740
North East (2)	260	264	1,022	1,119
Mid East (3)	667	482	2,620	2,489
South East (4)	672	504	1,895	1,867
Total	2,660	2,378	10,322	10,215

Average new order price	$330.1	$362.5	$358.4	$380.6

Settlements (units)
Mid Atlantic (1)	1,656	1,791	4,728	5,511
North East (2)	345	441	918	1,197
Mid East (3)	936	966	2,347	2,606
South East (4)	539	656	1,646	1,823
Total	3,476	3,854	9,639	11,137

Average settlement price	$365.1	$396.3	$377.5	$397.7

Backlog (units)
Mid Atlantic (1)			3,722	4,203
North East (2)			644	706
Mid East (3)			1,547	1,484
South East (4)			1,158	995
Total			7,071	7,388

Average backlog price			$381.2	$424.0

Community count (average)	506	609	517	602
Lots controlled at end of period			79,700	98,000

Mortgage banking data:
Loan closings	$793,749	$986,677	$2,358,218	$2,846,920
Capture rate	84%	86%	85%	86%

Common stock information:
Shares outstanding at end of period			5,135,600	5,644,915
Weighted average basic shares outstanding	5,283,000	5,725,000	5,516,000	5,682,000
Weighted average diluted shares outstanding	5,969,000	6,588,000	6,312,000	6,727,000
Number of shares repurchased	479,088	127,085	784,788	288,941
Aggregate cost of shares repurchased	$297,859	$62,469	$507,472	$183,286
(1)	Virginia, West Virginia, Maryland, and Delaware
(2)	New Jersey and eastern Pennsylvania
(3)	Kentucky, Michigan, New York, Ohio and western Pennsylvania
(4)	North Carolina, South Carolina and Tennessee